UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 26, 2017

ProBility Media Corporation

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	000-55074	33-1221758
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1517 San Jacinto Street, Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 652-3937

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 2.01 below regarding the W Marketing Exchange Agreement, W Marketing Notes, Employment Agreement and the Lock-Up Agreement (each as defined below), is incorporated in this Item 1.01 by reference.

From May 26, 2017 to June 12, 2017, Probility Media Corporation (“Probility”, the “Company”, “we” and “us”), sold an aggregate of $356,000 in 15% Convertible Promissory Notes, to eight investors in private transactions (the “15% Convertible Notes”). The notes, which have a term of three years, accrue interest at the rate of 15% per annum, payable monthly in arrears, may be prepaid by the Company at any time prior to maturity, and are convertible into shares of our common stock at the option of the holders thereof at a conversion price of $0.15 per share. The 15% Convertible Notes contain customary events of default and a conversion limitation prohibiting the holders thereof from converting the 15% Convertible Notes into more shares of the Company’s common stock than would result in each holder’s ownership of the Company exceeding 9.99% of the Company’s then outstanding shares of common stock.

On June 6, 2017, we sold a 12% Convertible Promissory Note in the principal amount of $200,000 to a third party investor in a private transaction (the “12% Convertible Note”). The note, which is due June 16, 2020, accrues interest at the rate of 12% per annum (18% upon the occurrence of an event of default), payable monthly in arrears, may be prepaid by the Company at any time prior to maturity, and is convertible into shares of our common stock at the option of the holder at a conversion price of $0.25 per share. Additionally, after June 16, 2018, the Company has the right to force conversion of the note if any of the following conditions are met: (1) the Company’s common stock has a bid price of at least $1.00 per share on each of the 30 trading days before the date in question; (2) the average daily trading volume of the Company’s common stock for the prior 30 trading days exceeds 200,000 shares; and (3) the Company’s common stock is listed on the NASDAQ or any other National Exchange. The 12% Convertible Note contains customary events of default and a conversion limitation prohibiting the holder thereof from converting the 12% Convertible Note into more shares of the Company’s common stock than would result in the holder’s ownership of the Company exceeding 9.99% of the Company’s then outstanding shares of common stock.

The foregoing descriptions of the 15% Convertible Notes and 12% Convertible Note, do not purport to be complete and are qualified in their entirety by reference to the form of 15% Convertible Notes and 12% Convertible Note, copies of which are attached as Exhibits 10.1 and 10.2, to this Current Report on Form 8-K, and incorporated in this Item 1.01 by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

W Marketing Acquisition

On June 22, 2017, we consummated the transactions contemplated by a Share Exchange Agreement (the “W Marketing Exchange Agreement”), by and between the Company, W Marketing Inc. (“W Marketing”), and the two shareholders of W Marketing (the “W Marketing Shareholders”). In connection with the closing of the transactions contemplated by the W Marketing Exchange Agreement (the “W Marketing Exchange”), we acquired 100% of the outstanding shares of capital stock of W Marketing from the W Marketing Shareholders in consideration for 900,000 shares of restricted common stock (the “W Marketing Shares”), the assumption of an outstanding promissory note in the amount of $70,000 owed by W Marketing to Citibank and $75,000 in W Marketing Notes (defined below). The W Marketing Exchange has an effective date of May 1, 2017. The W Marketing Share Exchange Agreement included standard and customary representations, warranties and indemnification rights.

As additional consideration for agreeing to the terms of the transaction, we agreed to issue the W Marketing Shareholders an additional $50,000 of shares of restricted common stock (based on the closing sales price of the Company’s common stock on July 31, 2018), in the event the revenue generated by W Marketing exceeds $1.5 million during the 12 calendar months ended July 31, 2018 (the “W Marketing Earn-Out” and the “W Marketing Earn-Out Shares”).

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W Marketing, located in Hauppauge, New York, provides the latest National Electrical Code (NEC) through its nationwide network of electrical distributors, which includes bookstores, trade/vocational schools, universities, retail chains, specialty retailers, and independent hardware stores. The NEC is a regionally adoptable standard for the safe installation of electrical wiring and equipment in the United States. It is part of the National Fire Codes series published by the National Fire Protection (NFPA), a private association. First published in 1897, the NEC is updated and published every three years. W Marketing’s library of published products includes courses and exam preparation materials.

We provided Promissory Notes (the “W Marketing Notes”) to each of the two W Marketing Shareholders at closing, which each evidence the principal amount of $37,500 ($75,000 in aggregate) owed to such W Marketing Shareholders. The W Marketing Notes accrue interest at the rate of 8% per annum (12% upon the occurrence of an event of default), beginning June 22, 2017, and are payable at the rate of $3,306 per month, beginning August 22, 2017, through the maturity date of such notes, August 22, 2018. The W Marketing Notes contain standard and customary events of default and may be prepaid at any time without penalty.

As part of the W Marketing Exchange, on June 22, 2017, and effective June 23, 2017, we entered into an employment agreement with Jeffrey S. Spellman, one of the employees of W Marketing (“Employment Agreement”). Pursuant to the Employment Agreement, we agreed to pay Mr. Spellman, $50,000 per year, pay Mr. Spellman a commission of 4% of the net profit originated through his personal direct sales efforts, issue him $1,000 worth of shares of restricted common stock of the Company at the end of each calendar quarter during the term of the agreement (beginning September 30, 2017)(the “Employment Agreement Shares”), and pay him one month of salary as severance pay in the event the agreement is terminated by Mr. Spellman with good reason or terminated by the Company without cause. The agreement includes standard and customary indemnification, work for hire, confidentiality, arbitration and trade secret provisions.

In the event that Mr. Spellman’s employment with the Company is terminated by Mr. Spellman, terminated by the Company for cause, or terminated due to Mr. Spellman’s death or disability (a “Triggering Termination”), prior to September 20, 2017, the principal amount of the W Marketing Notes are each automatically decreased by the lesser of (a) $7,500; and (b) the then principal amount of such notes. In the event that Jeffrey S. Spellman’s employment with the Company is terminated due to a Triggering Termination prior to December 19, 2017, the W Marketing Earn-Out is deemed terminated and no Earn-Out Shares are due whatsoever to the W Marketing Shareholders.

The shares issued pursuant to the W Marketing Exchange Agreement are subject to a lock-up agreement (the “Lock-Up Agreement”), which prohibits the sale of any such shares for a period of one year and restricts the sale of any of the shares in any thirty day period, for an additional one year thereafter, to 10% of the total volume of our common stock which traded in the prior 30 days, on a rolling basis.

* * * * * *

The foregoing descriptions of the W Marketing Exchange Agreement, W Marketing Notes, Employment Agreement and Lock-Up Agreement, do not purport to be complete and are qualified in their entirety by reference to the W Marketing Exchange Agreement, Form of W Marketing Notes, Employment Agreement and Lock-Up Agreement, copies of which are attached as Exhibits 2.1, 10.3, 10.4, and 10.5, to this Current Report on Form 8-K, and incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See the discussions under Item 1.01 above with respect to the 15% Convertible Notes and 12% Convertible Note and Item 2.01 above with respect to the W Marketing Notes and Employment Agreement, which are incorporated in this Item 2.03 in their entirety, by reference.

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Item 3.02 Unregistered Sales of Equity Securities

As described above under Item 1.01, we sold the 15% Convertible Notes and 12% Convertible Note in May and June 2017.

In connection with the closing of the W Marketing Share Exchange, we issued the W Marketing Shares to the W Marketing Shareholders and agreed, subject to the requirements of the W Marketing Share Exchange Agreement, to issue the W Marketing Shareholders the W Marketing Earn-Out Shares. In connection with our entry into the Employment Agreement we agreed to issue Mr. Spellman the Employment Agreement Shares.

The Company claims (and will claim) an exemption from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of the 15% Convertible Notes and 12% Convertible Note, W Marketing Shares, W Marketing Earn-Out Shares and Employment Agreement Shares, described above in Item 1.01 and Item 2.01, due to the fact that the foregoing offers and sales did not (and will not) involve a public offering, the recipients took (and will take) the securities for investment and not resale, the Company has taken (and will take) appropriate measures to restrict transfer, and the recipients (a) are “accredited investors,” and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act.

In the event the 15% Convertible Notes and 12% Convertible Note are converted in full, and not including any accrued interest, which is also convertible into shares of our common stock on similar terms as the principal thereof, a total of 2,373,334 shares of common stock would be due to the holders of the 15% Convertible Notes and a total of 800,000 shares of common stock would be due to the holder of the 12% Convertible Note.

Item 7.01 Regulation FD Disclosure.

On June 27, 2017, the Company issued a press release announcing the entry into and the closing of the transactions contemplated by the W Marketing Exchange Agreement and related matters as described above in Item 2.01. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit	Filing
2.1+	Share Exchange Agreement by and among the Company, W Marketing Inc. and the shareholders of W Marketing Inc., dated June 22, 2017 and Effective May 1, 2017	Filed herewith.
10.1	Form of May and June 2017 15% Convertible Promissory Note	Filed herewith.
10.2	12% Convertible Promissory Note dated June 16, 2017, in the principal amount of $200,000	Filed herewith.
10.3	Form of Promissory Note in the amount of $37,500, dated June 22, 2017	Filed herewith.
10.4	Employment Agreement with Jeffrey S. Spellman, dated June 22, 2017	Filed herewith.
10.5	Form of Lock-Up Agreement	Incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2017
99.1	Press Release Dated June 27, 2017	Furnished herewith.

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+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Probility Media Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probility Media Corporation

Date: July 7, 2017	By: /s/ Evan M. Levine
Evan M. Levine, Chief Executive Officer

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EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit	Filing
2.1+	Share Exchange Agreement by and among the Company, W Marketing Inc. and the shareholders of W Marketing Inc., dated June 22, 2017 and Effective May 1, 2017	Filed herewith.
10.1	Form of May and June 2017 15% Convertible Promissory Note	Filed herewith.
10.2	12% Convertible Promissory Note dated June 16, 2017, in the principal amount of $200,000	Filed herewith.
10.3	Form of Promissory Note in the amount of $37,500, dated June 22, 2017	Filed herewith.
10.4	Employment Agreement with Jeffrey S. Spellman, dated June 22, 2017	Filed herewith.
10.5	Form of Lock-Up Agreement	Incorporated by reference to Exhibit 10.6 to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 25, 2017
99.1	Press Release Dated June 27, 2017	Furnished herewith.

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+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Probility Media Corporation may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

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